                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)
                       TO TENDER SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                               PURCHASE RIGHTS)

                                      OF

                              TYLAN GENERAL, INC.
           PURSUANT TO THE OFFER TO PURCHASE DATED DECEMBER 20, 1996

                                      OF

                            MCTG ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF

                             MILLIPORE CORPORATION

  This Notice of Guaranteed Delivery, or one substantially equivalent to the attached form, must be used to accept the Offer (as defined below) if (i) certificates for shares of common stock, par value $.001 per share (the "Common Stock"), together with all associated Series A Junior Participating Preferred Stock Purchase Rights (together with the Common Stock, the "Shares"), of Tylan General, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or prior to the Expiration Date the expiration of the Offer (as defined in the Offer to Purchase) or (ii) the procedures for delivery of book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See "The Tender Offer--3. Procedure for Tendering Shares" in the Offer to Purchase.

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 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON TUESDAY, JANUARY 21, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                       The Depositary for the Offer is:

                       THE FIRST NATIONAL BANK OF BOSTON

         By Mail:                By Facsimile                 By Hand:
                                 Transmission:


  Shareholder Services                                BancBoston Trust Company
        Division                 (for Eligible               of New York
      P.O. Box 1889           Institutions Only)      55 Broadway, Third Floor
   Mail Stop 45-02-53           (617) 575-2232           New York, New York
  Boston, Massachusetts         (617) 575-2233
          02105


                                                        By Overnight Courier:
                             Confirm Facsimile by      The First National Bank
     (800) 730-4001               Telephone:                  of Boston
                            (For Confirmation Only)     Shareholder Services
                                (800) 730-4001                Division
                                                          150 Royall Street
                                                         Mail Stop: 45-02-53
                                                        Canton, Massachusetts
                                                                02021

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature of a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to MCTG Acquisition Corp. ("Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 20, 1996 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the Offer), receipt of which is hereby acknowledged, the number (indicated below) of Shares pursuant to the guaranteed delivery procedure set forth in "The Tender Offer--3. Procedure for Tendering Shares" in the Offer to Purchase.

   Number of Shares being tendered        ___________    Shares of Common Stock
               hereby:                    (including the associated Series A
                                          Junior Participating Preferred Stock
                                          Purchase Rights)

Certificate No(s).

(if available):
                                                       SIGN HERE:


-------------------------------------
                                          -------------------------------------

If Shares will be tendered by book-       (NAME(S) OF RECORD HOLDERS
entry transfer:                           (PLEASE PRINT)


Name of Tendering Institution _______     -------------------------------------
                                          (ADDRESS)


Account No. _____________________  at
                                          -------------------------------------

The Depository Trust Company              (ZIP CODE)

                                          -------------------------------------
                                          (AREA CODE AND TELEPHONE NO.)

                                          -------------------------------------
                                          (SIGNATURE(S))

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm which is a member of registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message as defined in the Offer to Purchase in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Stock Market trading days of the date hereof.



-------------------------------------     -------------------------------------
 (NAME OF FIRM)                                          (AUTHORIZED SIGNATURE)


-------------------------------------     -------------------------------------
 (ADDRESS)                                                               (NAME)


-------------------------------------     -------------------------------------
 (ZIP CODE)                                                             (TITLE)

-------------------------------------
 (AREA CODE AND TELEPHONE NO.)

Dated: _______________________ , 19 .

    DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
     YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.